EXHIBIT 10(c)1

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GEORGIA POWER COMPANY

The following are the annual base salaries, effective March 1, 2015 of the Chief Executive Officer and Chief Financial Officer of Georgia Power Company and certain other executive officers of Georgia Power Company who served during 2014.

W. Paul Bowers President and Chief Executive Officer	$814,895
W. Ron Hinson Executive Vice President, Chief Financial Officer And Treasurer	$372,254
Joseph A. Miller Executive Vice President	$567,582
John L. Pemberton Executive Vice President	$336,929
Anthony L. Wilson Executive Vice President	$368,280